Exhibit 10.8


November 21, 2000

Mr.Neil C. Kitchen
President
American Soil Technologies, Inc.
215 N. Marengo Ave., Ste. 110
Pasadena, CA 91101-1503

Dear Mr. Kitchen:

     This Engagement Agreement ("Agreement") defines the scope of services to be provided by Hunter Wise Financial Group, LLC and/or Hunter Wise Securities, LLC (hereinafter collectively "Hunter Wise") to American Soil Technologies, Inc. (the "Company") as well as the compensation to be paid by the Company to Hunter Wise in exchange.

1.0 ENGAGEMENT.

     1.1 ADVISORY SERVICES. Hunter Wise will provide advisory services to the Company in the areas of corporate development, corporate finance and capital placement transactions. Hunter Wise will assign Managing Director Richard L. Henderson and Kirk Kroloff to lead its activities and act as primary interface with the Company. Hunter Wise will also introduce other firms, products and services to the Company as indicated during the normal course of business and act as coordinator for all activities within its purview. It is also understood that Hunter Wise is acting as an advisor only, and shall have no authority to enter into any commitments on the Company's behalf, or to negotiate the terms of any transaction, or to hold any funds or securities in connection with any transaction or to perform any other acts on behalf of the Company without the Company's express written consent.

     1.2 TRANSACTIONS. During the course of the Engagement Period, it is anticipated that the Company will choose to execute one or more corporate development and/or corporate finance transactions. Hunter Wise will assist the Company in executing these transactions on a best efforts basis, on terms satisfactory to the Company. Hunter Wise will act as exclusive advisor and/or placement agent on these transactions in accordance with the terms of Section
2.2 below.

2.0 ENGAGEMENT TERMS.

     2.1 PERIOD. The period of Hunter Wise's engagement (the "Engagement Period") will expire upon the earlier to occur of (i) twelve (12) months from the date we receive an executed copy of the Agreement from the Company or (ii) the mutual written agreement of the Company and Hunter Wise, or (iii) the Company, may at its sole option, terminate this Agreement without liability if, in the reasonable opinion of the Company, a change has occurred in the composition of the personnel or management of Hunter Wise assigned to the Company and said change is detrimental to the goals of the Company as they pertain to the objectives of this Agreement. The Engagement Period may be
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Mr. Neil C. Kitchen
November 21, 2000
Page 2


extended for additional six (6) month periods under the same terms and conditions as described herein upon mutual consent of the Company and Hunter Wise. Notwithstanding the foregoing, Hunter Wise may, at its sole option, terminate its obligation hereunder without liability if, in the reasonable opinion of Hunter Wise, a change has occurred in the Company's financial condition, results of operations, properties, business prospects or the composition of the Company's management or Board of Directors, which, in Hunter Wise's sole determination, has adversely affected the Company's business.

     2.2 EXCLUSIVITY. The Company engages Hunter Wise on an exclusive basis. The Company shall not be permitted to engage any other firm or person as an investment banker or other professional intermediary for the duration of the Engagement Period, except that for fourteen (14) days from the date of execution of this Agreement, Summa Capital Corporation and Sagaponack Partners LP may submit a Letter of Intent ("LOI") to the Company for proposed financing and Hunter Wise will share fees (if either submission has incorporated fees) on a reasonable basis, so that the Company pays a total fee no greater than those contained in Section 3.0 Compensation of this Agreement. Notwithstanding any other provisions of this Agreement, if at any time during the twelve (12) month period following the end of the Engagement Period the Company completes a securities transaction with an investor or potential investor introduced by Hunter Wise (or an affiliate of any such entity), upon the closing of any such transaction (a "Closing") Hunter Wise will be paid the compensation which would be due under Section 3.0 hereof.

     2.3 RIGHT OF FIRST REFUSAL. The Company will provide Hunter Wise with the right of first refusal for one (1) year from the date of the termination of this Agreement (except for termination under Section 2.1(ii) or 2.1(iii)) to serve as a financial advisor or to act as a joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity or assets of the Company (collectively, "Future Services"), with the exception of any extension, expansion or revision of the Company's existing credit facilities. In the event the Company notifies Hunter Wise of its intention to pursue an activity that would enable Hunter Wise to exercise its right of first refusal to provide Future Services, Hunter Wise shall notify the Company of its election to provide such Future Services, under the same terms and conditions as competitively presented, within thirty (30) days of written notice by the Company. In the event the Company engages Hunter Wise to provide such Future Services, Hunter Wise will make every effort to expedite these Future Services.

3.0 COMPENSATION.

     Throughout the course of what Hunter Wise anticipates will be a long-term relationship with the Company, Hunter Wise may perform a variety of services, in exchange for which Hunter Wise shall receive compensation as follows:
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Mr. Neil C. Kitchen
November 21, 2000
Page 3


     3.1 TRANSACTIONS. Other than in the Company's normal course of business activities, for any sale, merger, acquisition, joint venture, strategic alliance, technology partnership, licensing agreement or other similar agreements Hunter Wise shall accrue compensation for the total amount of any transaction broken down as follows:

     A rate of 6.0% will be charged for Aggregate Consideration of the first $10,000,000 or portion thereof, then
     A rate of 4.5% will be charged for Aggregate Consideration of the next $15,000,000 or portion thereof, then
     A rate of 4.0% will be charged for Aggregate Consideration of the next $25,000,000 or portion thereof, then
     A rate of 3.0% will be charged for Aggregate Consideration of the next $25,000,000 or portion thereof, then
     A rate of 2.0% will be charged for Aggregate Consideration of the next $25,000,000 or portion thereof, then
     A rate of 1.0% will be charged for Aggregate Consideration of all amounts above $100,000,000.

     A minimum fee of two hundred fifty thousand dollars ($250,000) will be due for any transaction falling under the description defined above. "Aggregate Consideration" is defined as the greater of the total amount actually payable or the value assigned to such a transaction, whether due at Closing or deferred by the Company or any affiliate of the Company, and shall include all cash or cash equivalents, the principal amount of any notes, all classes of securities issued, the aggregate amounts payable pursuant to any consulting agreements, employment agreements, agreements not to compete and similar agreements, and the aggregate amount of value of any bank or term loans or other debts assumed or refinanced as part of the transaction.

     3.2 CORPORATE FINANCE. All securities transactions for the benefit of the Company will accrue compensation to Hunter Wise according to the corresponding categories below:

          3.2.1 SECURED DEBT FINANCING. Other than in the Company's normal course of business activities, when Hunter Wise acquires any traditional financing (which includes senior debt financing, revolving lines of credit, equipment lease financing, purchase order financing, accounts receivable, or any other type of secured debt financing), with the exception of any extension, expansion or revision of the Company's existing credit facilities, Hunter Wise shall receive upon Closing: a success fee, payable in cash, equal to one and one-half percent (1.5%) of the gross proceeds received by the Company at each such Closing, and no warrants.

          3.2.2 SUBORDINATED DEBT FINANCING. Other than in the Company's normal course of business activities, for any debt investment placed for the Company by Hunter Wise (including mezzanine funding, notes, term loans, promissory notes, debentures, etc.), with the exception of any extension, expansion or revision of the Company's existing credit facilities, Hunter Wise shall receive upon Closing: (i) a success fee, payable in cash, equal to fourfour percent (4.0%) of the gross proceeds received by the Company at each such Closing, plus (ii) warrants in the entity financed, equal to fourfour percent (4.0%) of the gross proceeds received by the Company at
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Mr. Neil C. Kitchen
November 21, 2000
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     each such Closing, exercisable at a strike price equal to one hundred percent (100%) of the transaction price of the common stock for the Company as of the date the Company receives the funds, in whole or in part, at any time within five (5) years from issuance.

          3.2.3 EQUITY INVESTMENT. For any equity investment into the Company by a financing source contact of Hunter Wise for which the Company receives funds (including any common stock, preferred stock, convertible preferred stock, convertible debentures, subordinated debt with warrants or any other securities convertible into common stock), Hunter Wise shall receive upon
     Closing: (i) a success fee, payable in cash, equal to eighteight percent (88%) of the gross amount to be disbursed to the Company at each such Closing, plus (ii) warrants in the entity financed, equal to eight percent (8%) of the gross amount to be disbursed to the Company at each such Closing, exercisable at a strike price equal to one hundred percent (100%) of the transaction price of the common stock for the Company as of the date the Company receives the funds, in whole or in part, at any time within five (5) years from issuance.

          3.2.4 PUBLIC OFFERING. For any public offering or a secondary offering, Hunter Wise will act as the exclusive advisor to the Company in connection with assisting and advising the Company in choosing an investment bank for underwriting of the offering. Hunter Wise's advisor fees hereunder shall be one percent (1%) of the aggregate amount of the offering, plus warrants equal to an additional one percent (1%) of the aggregate amount of the offering.

     3.3 RETAINER. The Company will issue to Hunter Wise, and/or its designee, fifteen thousand (15,000) shares of common stock, which shall be registered in a certain SB-2 registration statement that will be filed within ten (10) business days after the execution of this Agreement.

     3.4 EXPENSES. In addition to any success fee payable to Hunter Wise herein, the Company will reimburse Hunter Wise monthly for Hunter Wise's reasonable direct out-of-pocket expenses incurred in connection with its services; however, all expenses in excess of one thousand dollars ($1,000) shall be pre-approved.

4.0 OTHER.

     4.1 OFFERING MATERIALS. Hunter Wise will use no offering materials other than such materials prepared by the Company and approved by Company's counsel. The Company agrees to use its best efforts to approve and/or prepare, as necessary, any offering materials within thirty (30) days from the date the Company advises Hunter Wise that it intends to execute a financial transaction, in accordance with Section 1.2 hereof.

     4.2 CLOSING. Hunter Wise will assist with the Closing of any transaction or financing which will occur through an escrow established with City National Bank or other escrow agent designated by Hunter Wise and reasonably acceptable to the Company.
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Mr. Neil C. Kitchen
November 21, 2000
Page 5


     4.3 CONFIDENTIALITY. This Agreement is for the confidential use of the Company and Hunter Wise only and may not be disclosed by the Company to any person other than its attorneys, accountants and financial advisors, and only on a confidential basis in connection with the proposed transaction or financing, except where disclosure is required by law or is mutually consented to in writing by Hunter Wise and the Company.

     4.4 DISCLOSURE. During the Engagement Period and for sixty (60) days thereafter, the Company agrees not to issue any press releases or communications to the public relating to the transactions or financings without Hunter Wise's prior approval or unless otherwise required by law, which will not be unreasonably withheld or delayed, and the Company agrees that such press release will state that the transaction or financing was arranged by Hunter Wise, unless we mutually agree otherwise or unless otherwise required by law. The Company further agrees that Hunter Wise may, at its own expense, publicize its services to the Company hereunder including, without limitation, issuing press releases, placing advertisements and referring to the transaction or financing on Hunter Wise's website.

     4.5 PERFORMANCE. Notwithstanding any other provision of this Agreement, nothing set forth herein shall be construed as a firm commitment to execute any transaction or place the full amount of any offering or any minimum portion thereof. Hunter Wise cannot guarantee the successful conclusion of any transaction, for which the Company has the right to reject, for any reason, in its sole and absolute discretion.

     4.6 INDEMNIFICATION. The Company shall indemnify and hold harmless Hunter Wise from and against all claims, damages, losses, and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon (i) any misstatement or omission or alleged misstatement or omission, in any Company documentation or any other materials or information supplied or approved by the Company which are disseminated by Hunter Wise to third parties, including financing sources, or (ii) any agreement between the Company and any financing source; except that the Company shall not be liable for any claim damage, loss or liability which is finally determined to have resulted from Hunter Wise's fraud, gross negligence or willful misconduct. In any action where the Company's indemnity applies, Hunter Wise shall be entitled to its own separate counsel at the Company's expense. Neither termination nor completion of this Agreement shall affect these indemnification provisions, which shall survive any such termination or completion and remain operative and in full force and effect.

     4.7 GOVERNING LAW / ARBITRATION. The terms of this Agreement will be governed by and interpreted in accordance with the internal laws of the State of Arizona, without regard to the principles of conflict of laws. Any controversy, dispute or claim between the parties relating to this Agreement shall be resolved by binding arbitration in Maricopa County, Arizona in accordance with the rules of the American Arbitration Association. The parties agree that in the event that any controversy, dispute or claim between the parties relating to this Agreement is resolved by binding arbitration, the prevailing party, if any, as determined by the arbitrator's award, shall be entitled to reimbursement of all expenses incurred in the arbitration including reasonable attorneys' fees, provided that in no event shall the arbitrator have the authority to award punitive damages. Judgment on the award may be entered in any court having jurisdiction over the award.
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Mr. Neil C. Kitchen
November 21, 2000
Page 6


     4.8 MISCELLANEOUS. The Company undertakes and represents to Hunter Wise that the number of shares necessary to fulfill any offerings will be available at Closing; that the number of shares of common stock underlying the shares will be available upon each conversion of the shares; that the shares of common stock underlying the warrants will be available upon exercise of the warrants; and that the Company will comply in all respects with the terms of each purchase agreement and registration rights agreement entered into with the purchasers of the shares.

     If the foregoing is acceptable, please sign and return to Hunter Wise a copy of this Agreement, which shall represent the entire agreement between us with respect to the matters addressed herein. We look forward to working with you and remain,

Yours very truly,


HUNTER WISE FINANCIAL GROUP, LLC                AMERICAN SOIL TECHNOLOGIES, INC.

/s/ Fred G. Jager                               /s/ Neil C. Kitchen
---------------------                           ---------------------
By: Fred G. Jager                               By: Neil C. Kitchen
    President                                       President


HUNTER WISE SECURITIES, LLC

/s/ Fred G. Jager
---------------------
By: Fred G. Jager
    President